SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2005

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

ITEM 1.01

Entry into a Material Definitive Agreement

On March 18, 2005 the Registrant, an Illinois corporation, entered into an amendment to the Credit, Loan and Security Agreement dated August 10, 2004, with PNC Bank, National Association. The Amendment No. 1 sets forth the terms for the following; modification of the revolving interest rate, the terms for temporary over-formula advances resulting from a change in the lender's formula for calculating Eligible Receivables, definition of collateral monitoring fees and redefinition of the fixed charge coverage ratio covenant.  For a more complete statement on the terms of the Amendment No. 1 to the Credit, Loan and Security Agreement, a copy of the Amendment is furnished as Exhibit 99 to this report and is incorporated herein by reference.

ITEM 9.01

Financial Statements and Exhibits

(c)

The following exhibit is furnished with this document:

Number

Exhibit

99

Amendment No. 1 to Revolving Credit, Loan and Security Agreement

dated March 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

Dated: March 22, 2005	/s/ Richard W. Simmons
Richard W. Simmons Vice President Finance, CFO and Secretary